EXHIBIT 99.3

HALL, KINION & ASSOCIATES, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 9, 2002, Hall, Kinion & Associates, Inc., a Delaware corporation (“Hall Kinion”), through a newly formed wholly-owned subsidiary of Hall Kinion, OnStaff Acquisition Corp. (“Subsidiary”), a Delaware corporation, acquired certain net assets of OnStaff, a privately-held group of companies that provides temporary and full-time employees in the real estate, finance and healthcare industries through its 28 office locations in 12 states and its online recruiting and placement websites. The OnStaff group of companies includes: OnStaff, Inc., a California corporation (“OSI”), Healthcare Staffing Resources, Inc., a California corporation (“HCSR”), and Boardnetwork.com, Inc., a California corporation (“BNI”)(collectively, the “Acquisitions”).

The total purchase price was approximately $22.0 million, consisting of cash paid of $18.1 million and the issuance of 363,057 shares of common stock valued at $2.2 million, both distributed to shareholders and held in escrow, as well as transaction costs estimated at $1.7 million.

The transaction will be accounted for using the purchase method in accordance with accounting principles generally accepted in the United States of America. The net purchase price, including transaction costs, is allocated to tangible assets and intangible assets. The excess of the aggregate purchase price over the estimated fair value of the tangible net assets acquired is recognized as other identifiable intangible assets and goodwill. Identifiable intangible assets will be amortized over periods from five to nine years. Goodwill will be evaluated on a regular basis for any impairment. The allocation of the purchase price is based on preliminary data and will change when the independent valuation information is finalized.

The unaudited pro forma consolidated balance sheet as of June 30, 2002 gives effect to the Acquisitions as if they had occurred on June 30, 2002. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2002 and for the year ended December 31, 2001 give effect to the Acquisitions as if they had occurred on January 1, 2001. The unaudited pro forma information is based on the historical financial statements of Hall, Kinion & Associates as of June 30, 2002 and for the periods ended June 30, 2002 and December 30, 2001, and the historical combined financial statements of OnStaff Group as of July 31, 2002 and for the periods ended June 30, 2002 and December 31, 2001. The pro forma information does not purport to represent what the operating results or financial position would have been or to project the operating results or financial position for any future period or date. The unaudited pro forma financial statements give effect to the transaction under the purchase method of accounting, considering the assumptions and adjustments as indicated in the Notes below.

HALL, KINION & ASSOCIATES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2002
(In thousands)

	Hall Kinion	OnStaff Group	Pro Forma Adjustments	Notes		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$25,804	$222	$(8,050)	(A	)	$17,754
			(222)	(B	)
Accounts receivable, net	11,386	3,004	(3,004)	(B	)	11,386
Prepaid expenses and other current assets	1,899	183	(122)	(B	)	1,960
Deferred income taxes	6,634	—	—			6,634

Total current assets	45,723	3,409	(11,398)			37,734
Property and equipment, net	8,205	261	—			8,466
Goodwill, net	15,478	—	9,313	(D	)	24,791
Deferred income taxes and other assets	8,770	92	(36)	(B	)	8,826
Identifiable intangible assets	—	—	13,019	(D	)	13,019

Total assets	$78,176	$3,762	$10,898			$92,836

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,400	$1,433	$(1,243)	(B	)	$5,290
			1,700	(A	)
Accrued payroll and payroll taxes	6,628	1,266	(838)	(B	)	7,056
Reserve for restructuring costs	5,443	—	—			5,443
Bank line of credit	—	483	(483)	(B	)	—
Deferred revenue	—	100	(100)	(B	)	—
Deferred income taxes	90	28	(28)	(B	)	90
Current portion of capital lease obligations	—	18	—			18

Total current liabilities	15,561	3,328	(992)			17,897

Accrued compensation and deferred rent	1,712	—	—			1,712
Reserve for non-current restructuring costs	2,252	—	—			2,252
Line of credit	—	—	10,000	(A	)	10,000
Capital lease obligations, net of current portion	—	84	—			84

Total liabilities	19,525	3,412	9,008			31,945

Stockholders’ Equity:
Common stock	82,993	1,655	(1,655)	(C	)	85,233
			2,240	(A	)
Stockholder notes receivable	(1,000)	(429)	429	(B	)	(1,000)
Accumulated other comprehensive loss	(385)	—	—			(385)
Accumulated deficit	(22,957)	(876)	876	(C	)	(22,957)

Total stockholders’ equity	58,651	350	1,890			60,891

Total liabilities and stockholders' equity	$78,176	$3,762	$10,898			$92,836

See Notes to Pro Forma Consolidated Financial Statements.

HALL, KINION & ASSOCIATES, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR
THE SIX MONTHS ENDED JUNE 30, 2002
(In thousands, except per share amounts)

	Hall Kinion	OnStaff Group	Pro Forma Adjustments	Notes	Pro Forma
Net revenues	$49,328	$19,252	$—		$68,580
Cost of revenues	32,385	13,349	—		45,734

Gross profit	16,943	5,903	—		22,846
Selling, general and administrative expenses	22,682	6,483	358	(E)	29,166
			15	(F)
			(372)	(G)

Operating income (loss)	(5,739)	(580)	(1)		(6,320)
Interest income (expense), net	277	20	(298)	(H)	19
			20	(I)

Loss before income taxes	(5,462)	(560)	(279)		(6,301)
Provision (benefit) for income taxes	(2,223)	29	(114)	(J)	(2,308)

Net loss	$(3,239)	$(589)	$(165)		$(3,993)

Weighted average number of common shares outstanding	12,978		363	(A)	13,341

Basic loss per share	$(0.25)				$(0.30)

Diluted loss per share	$(0.25)				$(0.30)

See Notes to Pro Forma Consolidated Financial Statements.

HALL, KINION & ASSOCIATES, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
THE YEAR ENDED DECEMBER 30, 2001
(In thousands, except per share amounts)

	Hall Kinion	OnStaff Group	Pro Forma Adjustments	Notes		Pro Forma
Net revenues	$173,836	$35,065	$—			$208,901
Cost of revenues	100,834	24,644	—			125,478

Gross profit	73,002	10,421				83,423
Selling, general and administrative expenses	140,604	10,006	716	(E	)	151,338
			12	(F	)

Operating income (loss)	(67,602)	415	(728)			(67,915)
Interest income (expense), net	1,181	27	(717)	(H	)	527
			36	(I	)

Income (loss) before income taxes	(66,421)	442	(1,409)			(67,388)
Provision (benefit) for income taxes	(20,809)	23	(573)	(J	)	(21,359)

Net income (loss)	$(45,612)	$419	$(836)			$(46,029)

Weighted average of common shares outstanding	13,121		363	(A	)	13,484

Basic loss per share	$(3.48)					$(3.40)

Diluted loss per share	$(3.48)					$(3.40)

See Notes to Pro Forma Consolidated Financial Statements.

HALL, KINION & ASSOCIATES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(A)  Adjustment represents the cash paid and common stock issued to fund the acquisition of OnStaff Group as follows:

Cash paid	$8,050,000
Capital lease obligations assumed	102,000
Additional debt	10,000,000
Estimated transaction costs	1,700,000
Common stock issued (363,057 shares of common stock issued valued at $6.17 per share)	2,240,000

Total purchase price	$22,092,000

(B)  Adjustment represents the elimination of certain assets and liabilities of OnStaff that were not acquired or assumed by Hall Kinion.

(C)  Adjustment represents the elimination of OnStaff’s historical stockholders’ equity.

(D)  Represents the excess of purchase price over the current fair value of identifiable OnStaff assets at the time of purchase as follows:

		Value
Total purchase price		$22,092,000
Add:
Tangible liabilities (assets) acquired:
Net working capital	557,000
Fixed assets	(261,000)
Other tangible assets	(56,000)

		240,000
Less:
Identifiable intangible assets:
Tradename and Trademarks	6,841,000
Customer Relationships	5,846,000
Web-based Job Board Software	332,000

		(13,019,000)

Goodwill		$9,313,000

HALL, KINION & ASSOCIATES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(E)	Represents amortization expense of acquired identifiable intangible assets.

(F)	Represents adjustment to conform OnStaff’s depreciation accounting policy to Hall Kinion’s accounting policy

(G)	Adjustment eliminates acquisition-related expenses included in OnStaff’s selling, general and administrative expenses.

(H)
Represents a reduction in interest income, net based on cash paid of $8,050,000 and estimated additional debt of $10,000,000. Interest income is calculated at an annual rate of 1.5% and 3.0%, which approximate Hall Kinion’s effective interest rates on investments for 2002 and 2001, respectively. Interest expense is calculated at an annual rate of 4.75%, which approximates Hall Kinion’s effective interest rate on borrowings.

(I)	Adjustment eliminates OnStaff’s interest expense for debt that was not assumed by Hall Kinion in the acquisition.

(J)	Represents the estimated tax effect of pro forma adjustments based upon 40.7% effective tax rate.